                                        Exhibit 10(a)


                      CREDIT AGREEMENT

                         Arranged by

             FIRST CHICAGO CAPITAL MARKETS, INC.

                 Dated as of August 11, 1998

                            among

             KANSAS CITY POWER & LIGHT COMPANY,

                      CERTAIN LENDERS,

             THE FIRST NATIONAL BANK OF CHICAGO,

                   as Administrative Agent

                             and

                     NATIONSBANK, N.A.,

                   as Documentation Agent

                      TABLE OF CONTENTS
                                                                        Page
ARTICLE I
DEFINITIONS                                                              1

ARTICLE II
THE CREDITS                                                             10
        2.1.  Commitment                                                10
        2.2.  Required Payments; Termination                            10
        2.3.  Ratable Loans                                             10
        2.4.  Types of Advances                                         10
        2.5.  Commitment Fee; Reductions in Aggregate Commitment        10
        2.6.  Minimum Amount of Each Advance                            11
        2.7.  Optional Principal Payments                               11
        2.8.  Method of Selecting Types and Interest Periods
              for New Advances                                          11
        2.9.  Conversion and Continuation of Outstanding Advances       11
        2.10. Changes in Interest Rate, etc.                            12
        2.11. Rates Applicable After Default                            12
        2.12. Method of Payment                                         13
        2.13. Noteless Agreement; Evidence of Indebtedness              13
        2.14. Telephonic Notices                                        14
        2.15. Interest Payment Dates; Interest and Fee Basis            14
        2.16. Notification of Advances, Interest Rates, Prepayments
              and Commitment Reductions                                 14
        2.17. Lending Installations                                     15
        2.18. Non-Receipt of Funds by the Administrative Agent          15
        2.19. Extension of Facility Termination Date                    15

ARTICLE III
YIELD PROTECTION; TAXES                                                 16
        3.1.  Yield Protection                                          16
        3.2.  Changes in Capital Adequacy Regulations                   16
        3.3.  Availability of Types of Advances                         17
        3.4.  Funding Indemnification                                   17
        3.5.  Taxes                                                     17
        3.6.  Lender Statements; Survival of Indemnity                  19

ARTICLE IV
CONDITIONS PRECEDENT                                                    19
        4.1.  Initial Advance                                           19
        4.2.  Each Advance                                              20

                                Page i

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ARTICLE V
REPRESENTATIONS AND WARRANTIES                                          21
        5.1.  Existence and Standing                                    21
        5.2.  Authorization and Validity                                21
        5.3.  No Conflict; Government Consent                           22
        5.4.  Financial Statements                                      22
        5.5.  Material Adverse Change                                   22
        5.6.  Taxes                                                     22
        5.7.  Litigation and Contingent Obligations                     22
        5.8.  ERISA                                                     23
        5.9.  Accuracy of Information                                   23
        5.10. Regulation U                                              23
        5.11. Material Agreements                                       23
        5.12. Compliance With Laws                                      23
        5.13. Ownership of Properties                                   23
        5.14. Plan Assets; Prohibited Transactions                      24
        5.15. Environmental Matters                                     24
        5.16. Investment Company Act                                    24
        5.17. Public Utility Holding Company Act                        24
        5.18. Pari Passu Indebtedness                                   24
        5.19. Year 2000 Problem                                         24

ARTICLE VI
COVENANTS                                                               24
        6.1.  Financial Reporting                                       25
        6.2.  Use of Proceeds                                           26
        6.3.  Notice of Default                                         26
        6.4.  Conduct of Business                                       26
        6.5.  Taxes                                                     26
        6.6.  Insurance                                                 26
        6.7.  Compliance with Laws                                      27
        6.8.  Maintenance of Properties                                 27
        6.9.  Inspection                                                27
        6.10. Consolidations, Mergers and Sale of Assets                27
        6.11. Liens                                                     28
        6.12. Affiliates                                                29

ARTICLE VII
DEFAULTS                                                                30

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES                          31
        8.1.  Acceleration                                              31
        8.2.  Amendments                                                32

                                Page ii

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       8.3.   Preservation of Rights                                     32

ARTICLE IX
GENERAL PROVISIONS                                                      33
       9.1.   Survival of Representations                               33
       9.2.   Governmental Regulation                                   33
       9.3.   Headings                                                  33
       9.4.   Entire Agreement                                          33
       9.5.   Several Obligations; Benefits of this Agreement           33
       9.6.   Expenses; Indemnification                                 33
       9.7.   Numbers of Documents                                      34
       9.8.   Accounting                                                34
       9.9.   Severability of Provisions                                34
       9.10.  Nonliability of Lenders                                   34
       9.11.  Confidentiality                                           35
       9.12.  Nonreliance                                               35

ARTICLE X
THE AGENTS                                                              35
      10.1.   Appointment; Nature of Relationship                       35
      10.2.   Powers                                                    36
      10.3.   General Immunity                                          36
      10.4.   No Responsibility for Loans, Recitals, etc.               36
      10.5.   Action on Instructions of Lenders                         37
      10.6.   Employment of Administrative Agents and Counsel           37
      10.7.   Reliance on Documents; Counsel                            37
      10.8.   Administrative Agent's Reimbursement and Indemnification  37
      10.9.   Notice of Default                                         38
      10.10.  Rights as a Lender                                        38
      10.11.  Lender Credit Decision                                    38
      10.12.  Successor Administrative Agent                            38
      10.13.  Administrative Agent's Fee.                               39
      10.14.  Delegation to Affiliates.                                 39

ARTICLE XI
SETOFF; RATABLE PAYMENTS                                                40
      11.1.   Setoff                                                    40
      11.2.   Ratable Payments                                          40

ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS                       40
      12.1.   Successors and Assigns                                    40
      12.2.   Participations                                            41

                                Page iii

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      12.2.1. Permitted Participants; Effect                            41
      12.2.2. Voting Rights                                             41
      12.2.3. Benefit of Setoff                                         41
      12.3.   Assignments                                               42
      12.3.1. Permitted Assignments                                     42
      12.3.2. Effect; Effective Date                                    42
      12.3.3. Substitution of Lenders                                   42
      12.4.   Dissemination of Information                              43
      12.5.   Tax Treatment                                             43

ARTICLE XIII
NOTICES                                                                 43
      13.1.   Notices                                                   43
      13.2.   Change of Address                                         44

ARTICLE XIV
COUNTERPARTS                                                            44

ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL            44
      15.1.   CHOICE OF LAW                                             44
      15.2.   CONSENT TO JURISDICTION                                   44
      15.3.   WAIVER OF JURY TRIAL                                      45

EXHIBIT A      FORM OF OPINION

EXHIBIT B      COMPLIANCE CERTIFICATE

EXHIBIT C      ASSIGNMENT AGREEMENT

EXHIBIT D      LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT E      NOTE

SCHEDULE 1     LIENS

                                Page iv

                      CREDIT AGREEMENT

      This Agreement, dated as of August 11, 1998, is among Kansas City Power & Light Company, the Lenders, The First National Bank of Chicago, as Administrative Agent and NationsBank, N.A., as Documentation Agent. The parties hereto agree as follows:

                          ARTICLE I

                         DEFINITIONS

     As used in this Agreement:

      "Administrative Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

      "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate
Base  Rate for such day and (ii) the sum of the Federal Funds
Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

      "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

      "Arranger" means First Chicago Capital Markets, Inc., a
Delaware corporation, and its successors.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Authorized Officer" means any of the Treasurer or the Chief Financial Officer of the Borrower, acting singly.

     "Bonds" is defined in Section 6.2.

      "Bond Documents" means the Bonds, any related offering circular and all documents, instruments and certificates delivered in connection therewith.

      "Borrower" means Kansas City Power & Light  Company,  a
Missouri corporation, and its successors and assigns.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.8.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized
Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

      "Conversion/Continuation Notice" is defined in  Section
2.9.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under
Section 414 of the Code.

      "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First
Chicago from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in Article VII.

      "Documentation Agent" means NationsBank, N.A., in its capacity as documentation agent for the Lenders.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means an Advance which bears interest at the applicable Eurodollar Rate.

       "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

      "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Extension Date" is defined in Section 2.19.

     "Extension Request" is defined in Section 2.19.

     "Facility Termination Date" means August 10, 1999 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

      "FERC" means the Federal Energy Regulatory Commission and any successor agency thereto.

      "FERC Order" means the order issued by the FERC to Borrower dated June 4, 1998, Docket No. ES98-26-000, or an extension, renewal or replacement of such order in form and substance satisfactory to the Lenders.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

      "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

      "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

      "FPA" means the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board.

      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (ix) all obligations, contingent or otherwise, with respect to the face amount of letters of credit (whether or not drawn) and bankers' acceptances issued for the account of such Person and (x) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

      "Loan Documents" means this Agreement and any Notes issued pursuant to Section 2.13.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit
E.

     "Notice of Assignment" is defined in Section 12.3.2.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

     "Other Taxes" is defined in Section 3.5(ii).

     "Participants" is defined in Section 12.2.1.

      "Payment Date" means the last Business Day of each March, June, September and December.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pricing Schedule" means the Schedule attached hereto identified as such.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "PUHCA" means the Public Utility Holding Company Act of
1935, as amended.

     "Purchasers" is defined in Section 12.3.1.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either
Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66- % of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66- % of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Schedule"  refers  to  a  specific  schedule  to  this
Agreement,    unless   another   document   is   specifically
referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Significant Subsidiary" means, at any time, each Subsidiary of the Borrower in which the Borrower has, at such time, an investment, either directly or indirectly, of $100,000,000 or more, whether through loans or advances, equity investments, capital contributions, Contingent Obligations or otherwise, with all such investments determined at the original amount thereof, without giving effect to any writedowns or writeoffs of any such investment.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

       "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which
(i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or
(ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

      "`34 Act Reports" means the periodic reports of the Borrower filed with the Securities and Exchange Commission on Forms 10K, 10Q and 8K (or any successor forms thereto).

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Western Merger Transactions" means, collectively, the mergers and related transactions contemplated by the Amended and Restated Plan of Merger, dated as of March 18, 1998, by and among Western Resources, Inc., Kansas Gas & Electric Company, NKC, Inc. and the Borrower.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Problem" means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                         ARTICLE II

                         THE CREDITS


        2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

          2.2.      Required   Payments;   Termination.   Any
outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination
Date.

        2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

        2.4.     Types  of  Advances.  The  Advances  may  be
Floating   Rate  Advances  or  Eurodollar  Advances,   or   a
combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

       2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

       2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The
Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and not later than 11:00 a.m. (Chicago time) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (i)   the Borrowing Date, which shall be a Business
          Day, of such Advance,

          (ii) the aggregate amount of such Advance,

          (iii)     the Type of Advance selected, and

          (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

        2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such

Eurodollar Advance shall be automatically converted into a
Floating Rate Advance  unless (x) such Eurodollar Advance is or was repaid in  accordance with  Section  2.7 or (y) the
Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject  to the terms of Section 2.6, the Borrower may elect from time to time  to  convert all or any part of a Floating Rate Advance into a Eurodollar Advance.
The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a
Floating   Rate   Advance  into  a  Eurodollar   Advance   or
continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i)  the requested date, which shall be a Business
          Day, of such conversion or continuation,

    (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

   (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

      2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to
Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

        2.11.        Rates    Applicable    After    Default.
Notwithstanding anything to the contrary contained in Section
2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section
8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as,
converted into or continued as a Eurodollar Advance.   During
the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under
Section 7.6 or 7.7, the  interest  rates  set forth  in  clauses
(i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

      2.12.      Method  of  Payment.  All  payments  of  the
Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

      2.13.     Noteless Agreement; Evidence of Indebtedness.
(i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in substantially the form of Exhibit E hereto. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more

Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an
Authorized Officer. If the written confirmation differs in any material respect from the action taken by the
Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

      2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment (it being understood that the Administrative Agent shall be deemed to have received a payment prior to noon (local time) if (x) the Borrower has provided the Administrative Agent with evidence satisfactory to the Administrative Agent that the Borrower has initiated a wire transfer of such payment prior to such time and (y) the Administrative Agent actually receives such payment on the same Business Day on which such wire transfer was initiated). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.16.      Notification  of Advances,  Interest  Rates,
Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

      2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.19. Extension of Facility Termination Date. The Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Administrative Agent (an "Extension Request") no more than 60 days prior to the Facility Termination Date. The Extension Request must specify the new Facility Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Administrative Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new Facility Termination Date shall be no more than 364 days after the Facility Termination Date in effect at the time the Extension Request is received, including the Facility Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Administrative Agent, the Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date and the Administrative Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date.

                         ARTICLE III

                   YIELD PROTECTION; TAXES


      3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

      3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or
quasi-governmental   rule,  regulation,  policy,   guideline,
interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation
controlling  any  Lender.   "Risk-Based  Capital  Guidelines"
means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including
transition   rules,   and  (ii)  the  corresponding   capital
regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (ii) the Required Lenders determine that
(a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of clause (i), require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

       3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the

Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

      (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any
Taxes  or  Other Taxes imposed on amounts payable under  this
Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section
3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the
Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

       3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible and upon the request of the Borrower, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the
Administrative  Agent) as to the amount due,  if  any,  under
Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and
3.5 shall survive payment of the Obligations and termination of this Agreement.


                         ARTICLE IV

                    CONDITIONS PRECEDENT


        4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

    (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

   (ii)   Copies,   certified  by  the  Secretary   or
          Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

  (iii)   An  incumbency certificate, executed  by
          the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

   (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured
          Default has occurred and is continuing.

    (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A.

   (vi)   Any  Notes requested by a Lender pursuant  to
          Section  2.13  payable to the order  of  each  such
          requesting Lender.

  (vii) A certified copy of the FERC Order authorizing the Borrower to incur the Indebtedness contemplated by the Loan Documents.

 (viii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

    (ix)  Copies of the Bond Documents, certified by the
          Secretary   or  an  Assistant  Secretary   of   the
          Borrower.

     (x) Such other documents as any Lender or its counsel may have reasonably requested.

       4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing
Date:

     (i)  There exists no Default or Unmatured Default.

    (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

   (iii)  The FERC Order shall not have expired  or
          been revoked and shall permit the Borrower to incur the Indebtedness evidenced by such Advance. The Borrower shall, upon request, provide the Administrative Agent with evidence satisfactory to the Administrative Agent that, after giving effect to such Advance, the aggregate amount of short-term debt instruments issued by the Borrower in reliance upon the FERC Order shall not exceed the maximum amount of Indebtedness authorized by the FERC Order.

      Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.


                          ARTICLE V

               REPRESENTATIONS AND WARRANTIES


      The Borrower represents and warrants to the Lenders that:

       5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or (ii) the Borrower's articles or certificate of incorporation or by-laws or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority (including without limitation the FERC), or any subdivision thereof, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

       5.4. Financial Statements. The December 31, 1997 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5. Material Adverse Change. Since March 31, 1998 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its
Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The United States income tax returns of the
Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1990. No tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7. Litigation and Contingent Obligations. Except as set forth in the Borrower's `34 Act Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans.

Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a
Material   Adverse  Effect,  the  Borrower  has  no  material
contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

       5.8. ERISA. The Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Borrower nor any other member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      5.9. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.10. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

     5.11. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

      5.12. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

      5.13. Ownership of Properties. Except as set forth on Schedule 1, on the date of this Agreement, the Borrower and its Significant Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.11, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

       5.14. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.15. Environmental Matters. Except as set forth in the Borrower's '34 Act Reports, there are no risks and liabilities accruing to the Borrower due to Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

      5.16. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.17.      Public  Utility Holding  Company  Act.   The
Borrower is a public utility. Neither Borrower or any Subsidiary is a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of PUHCA.

      5.18. Pari Passu Indebtedness. The Indebtedness under the Loan Documents ranks at least pari passu with all other unsecured Indebtedness of the Borrower.

       5.19 Year 2000 Problem. The Borrower and its Subsidiaries (a) have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such review, program and inquiries, the Borrower reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.


                         ARTICLE VI

                          COVENANTS


      During  the term of this Agreement, unless the Required
Lenders shall otherwise consent in writing:

        6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

    (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by Coopers & Lybrand or other firm of independent certified public accountants which is a member of the "Big Four," prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their audit report, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

    (ii)  Within 45 days after the close of  the  first
          three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and
          reconciliation   of  surplus   statements   and   a
          statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial
          officer  or  (ii)  if  the  Borrower  is   then   a
          "registrant" within the meaning of Rule 1-01 of Regulation S-X of the Securities and Exchange Commission and required to file a report on Form 10-Q with the Securities and Exchange Commission, a copy of the Borrower's report on Form 10-Q for such quarterly period.

   (iii)  Together  with the financial  statements
          required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief accounting officer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

    (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (v)  Promptly upon the furnishing thereof  to  the
          shareholders  of  the  Borrower,  copies   of   all
          financial statements, reports and proxy statements so furnished.

    (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower files with the Securities and Exchange Commission.

   (vii)  Promptly  upon  the  request   of   the
          Administrative Agent or any Lender, such updated information or documentation as may be requested from time to time regarding the efforts of the Borrower and its Significant Subsidiaries to address the Year 2000 Problem.

    (ix)  Such    other    information    (including
          non-financial  information) as  the  Administrative
          Agent   or  any  Lender  may  from  time  to   time
          reasonably request.

       6.2. Use of Proceeds. The Borrower will use the proceeds of the Advances to provide liquidity support for the remarketing of the Borrower's $106,500,000 Environmental
Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1998-A and Series 1998-B (collectively, the "Bonds"), and to repay outstanding Advances. The Borrower will not use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

       6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

       6.4. Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.5. Taxes. The Borrower will, and will cause each Significant Subsidiary to, timely file United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

       6.6. Insurance. The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

       6.7. Compliance with Laws. The Borrower will, and will cause each Significant Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

      6.8. Maintenance of Properties. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep its
Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate. After the occurrence and during the continuance of a Default, any such inspection shall be at the Borrower's expense; at all other times, the Borrower shall not be liable to pay the expenses of the Administrative Agent or any Lender in connection with such inspections.

      6.10. Consolidations, Mergers and Sale of Assets. The Borrower will not, nor will it permit any Significant Subsidiary to, sell, lease, transfer, or otherwise dispose of all or substantially all of its assets (whether by a single transaction or a number of related transactions and whether at one time or over a period of time) or consolidate with or merge into any Person or permit any Person to merge into it, except

    (i) A Wholly-Owned Subsidiary may be merged into the Borrower.

   (ii)   The Borrower may sell all or substantially all
          of its assets to, or consolidate with or merge into, any other corporation, or permit another corporation to merge into it; provided, however,
          that   (a)  the  surviving  corporation,  if   such
          surviving corporation is not the Borrower, or the transferee corporation in the case of a sale of all or substantially all of the Borrower's assets (1) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, and (2) shall expressly assume in writing the due and punctual payment of the Obligations and the due and punctual performance of and compliance with all of the terms
          of   this  Credit  Agreement  and  the  other  Loan
          Documents to be performed or complied
          with by the Borrower, (b) immediately before and after such merger, consolidation or sale, there shall not exist any Default or Unmatured Default and
          (c) the surviving corporation of such merger or consolidation, or the transferee corporation of the assets of the Borrower, as applicable, has, both
          immediately   before   and   after   such   merger,
          consolidation or sale, a Moody's Rating of Baa3 or better or an S&P Rating of BBB - or better.

  (iii)   The   Western   Merger   Transactions;
          provided, however, that (a) the surviving corporation of any merger or consolidation involving the Borrower that is contemplated by the Western Merger Transactions, if such surviving corporation is not the Borrower, or the transferee corporation in the case of a sale of all or substantially all of the Borrower's assets (1) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, and (2) shall expressly assume in writing the due and punctual payment of the Obligations and the due and punctual performance of and compliance with all of the terms of this Credit Agreement and the other Loan Documents to be performed or complied with by the Borrower, (b) immediately before and after such merger, consolidation or sale, there shall not exist any Default or Unmatured Default and (c) the surviving corporation of such merger or consolidation, or the transferee corporation of such assists of the Borrower, as applicable, has, both immediately before and after giving effect to such merger, consolidation or sale, a Moody's Rating of Baa3 or better or an S&P Rating of BBB - or better.

      6.11. Liens. The Borrower will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Significant Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

   (iii)  Liens arising out of pledges or deposits
          under   worker's  compensation  laws,  unemployment
          insurance,  old  age  pensions,  or  other   social
          security   or  retirement  benefits,   or   similar
          legislation.

    (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v)  The Lien of the General Mortgage Indenture and
          Deed  of  Trust  dated December 1, 1986,  from  the
          Borrower to UMB, N.A.

    (vi)  Liens  existing  on  the  date  hereof   and
          described in Schedule 1.

   (vii) Judgment Liens which secure payment of legal obligations that would not constitute a Default under Section 7.9.

  (viii)  Liens  on  Property  acquired  by   the
          Borrower or a Significant Subsidiary after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of the Borrower or such Significant Subsidiary, as the case may be.

    (ix)  Deposits to secure the performance  of  bids,
          trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the Borrower or any Significant Subsidiary.

     (x)  Liens  which would otherwise not be permitted
          by clauses (i) through (ix) securing additional Indebtedness of the Borrower or a Significant Subsidiary, provided that after giving effect thereto the aggregate unpaid principal amount of Indebtedness (including, without limitation, Capitalized Lease Obligations) of the Borrower and its Significant Subsidiaries (including prepayment premiums and penalties) secured by such Liens permitted by this clause (x) shall not exceed $50,000,000.

      6.12. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                         ARTICLE VII

                          DEFAULTS


      The occurrence of any one or more of the following events shall constitute a Default:

       7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

       7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11 or 6.12.

       7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Administrative Agent or any Lender.

       7.5. Failure of the Borrower or any of its Significant Subsidiaries to pay when due any Indebtedness aggregating in excess of $15,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Significant Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

       7.6. The Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

       7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

       7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

       7.9. The Borrower or any of its Significant Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000 (either singly or in the aggregate with other such judgments), which is not stayed on appeal or otherwise being appropriately contested in good faith.


                        ARTICLE VIII

       ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


       8.1.      Acceleration.  If any Default  described  in
Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2.     Amendments.  Subject to the provisions of this
Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

    (ii)  Reduce  the  percentage  specified  in   the
          definition of Required Lenders.

   (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

    (iv)  Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

       8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent
in   such  writing  specifically  set  forth.   All  remedies
contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


                         ARTICLE IX

                     GENERAL PROVISIONS


         9.1.        Survival   of   Representations.     All
representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

       9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.3.      Headings.   Section  headings  in  the  Loan
Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

        9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the  Administrative Agent or the Arranger in connection  with
the    preparation,
negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

      (ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the payment of the Obligations and termination of this Agreement.

        9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

        9.8.      Accounting.   Except  as  provided  to  the
contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

      9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10.      Nonliability of Lenders.   The  relationship
between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of  borrower  and lender.  Neither the Administrative  Agent,
the   Arranger  nor  any  Lender  shall  have  any  fiduciary
responsibilities to the Borrower.  Neither the Administrative
Agent,   the   Arranger   nor  any  Lender   undertakes   any
responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way
related   to,   the   transactions   contemplated   and   the
relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party and
(vi) permitted by Section 12.4.

      9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.



                          ARTICLE X

                         THE AGENTS


      10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any

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


fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. Each Lender hereby appoints NationsBank, N.A. as Documentation Agent for the Lenders. The Documentation Agent, in its capacity as such, shall have no rights, duties or responsibilities hereunder or under any other Loan Document.

      10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

      10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

      10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

       10.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

       10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

       10.8.      Administrative  Agent's  Reimbursement  and
Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section
10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

       10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

       10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        10.12.    Successor   Administrative   Agent.     The
Administrative Agent may resign at any time by giving written
notice  thereof  to  the  Lenders  and  the  Borrower,   such
resignation  to  be  effective  upon  the  appointment  of  a
successor   Administrative  Agent   or,   if   no   successor
Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required
Lenders.   Upon any such resignation or removal, the Required
Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its
Affiliates  which  is  a  commercial  bank  as  a   successor
Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent
shall  be  deemed  to  be  appointed  hereunder  until   such
successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least
$100,000,000.   Upon  the acceptance of  any  appointment  as
Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers,
privileges   and   duties  of  the   resigning   or   removed
Administrative   Agent.   Upon  the  effectiveness   of   the
resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan
Documents.   After  the effectiveness of the  resignation  or
removal  of an Administrative Agent, the provisions  of  this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan
Documents.   In  the event that there is a successor  to  the
Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

     10.13. Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to that certain letter agreement dated July 3, 1998, or as otherwise agreed from time to time.

      10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

                         ARTICLE XI

                  SETOFF; RATABLE PAYMENTS


       11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                         ARTICLE XII

      BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


       12.1.      Successors  and  Assigns.   The  terms  and
provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such
Person  complies  with  Section  12.3  in  the  case  of   an
assignment  thereof or, in the case of any other transfer,  a
written   notice   of  the  transfer  is   filed   with   the
Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2.     Participations.

            12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

           12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.     Assignments.

          12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor  Lender,  the Administrative  Agent  and  the
     Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          12.3.3. Substitution of Lenders. In the event any Lender's long term unsecured debt rating falls below Aa3 from Moody's or AA- from S&P, the Borrower may designate another financial institution which is acceptable to the Administrative

     Agent in its sole discretion, to purchase, pursuant to
     this Section 12.3, the Loans and Commitment of such
     Lender and  such  Lender's  rights hereunder,  without
     recourse  to  or  warranty  by,  or expense  to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans  and  accrued but unpaid
     commitment fees  and  any other   amounts  payable  to
     such  Lender  under   this Agreement,  and  to assume all the
     obligations  of  such Lender hereunder.

      12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

      12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).


                        ARTICLE XIII

                           NOTICES


      13.1.      Notices.  Except as otherwise  permitted  by
Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this
Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

       13.2.      Change  of  Address.   The  Borrower,   the
Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                         ARTICLE XIV

                        COUNTERPARTS


      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.


                         ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL


     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN

ANY  WAY  ARISING OUT  OF,  RELATED  TO,  OR CONNECTED WITH ANY
LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO,
ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN  WITNESS WHEREOF, the Borrower, the Lenders and  the
Administrative Agent have executed this Agreement as of the date first above written.

                              KANSAS CITY POWER & LIGHT COMPANY

                              By:  /s/Andrea F. Bielsker
                              Title:  Treasurer
                                1200 Walnut
                                Kansas City, Missouri 64141

                                Attention:  Andrea F. Bielsker,
                                            Treasurer
                                Telephone:  (816) 556-2595
                                FAX:        (816) 556-2992

Commitments
-----------

$22,000,000                     THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually and as Administrative Agent

                                By:  /s/William N. Banks
                                Title:  First Vice President
                                  One First National Plaza
                                  Chicago, Illinois 60670

                                  Attention:  William N. Banks
                                  Telephone:  (312) 732-9781
                                  FAX:        (312) 732-3055


$22,000,000                     NATIONSBANK, N.A.,
                                Individually and as Documentation Agent

                                By: /s/Curtis L. Anderson
                                Title:  Senior Vice President
                                  901 Main Street
                                  Dallas, Texas 75202

                                  Attention: Curtis L. Anderson
                                  Telephone: (214) 508-1290
                                  FAX:       (214) 508-3943


$18,000,000                     ABN AMRO BANK, N.V.

                                By:  /s/Mark R. Lasek
                                Title:  Vice President

                                By: /s/Robert E. Lee IV
                                Title:  Assistant Vice President
                                  135 South LaSalle Street
                                  Chicago, Illinois 60603

                                  Attention:  Mark Lasek
                                  Telephone:  (312) 904-2074
                                  FAX:        (312) 904-1466


$18,000,000                     THE BANK OF NOVA SCOTIA, ATLANTA OFFICE

                                By:  /s/F. C. H. Ashby
                                Title:  Senior Manager Loan Operations
                                  600 Peachtree Street N.E., Suite 2700
                                  Atlanta, GA 30308

                                  Attention:   Vicki Gibson
                                  Telephone:   (404) 877-1557
                                  FAX:         (404) 888-8998


$15,000,000                     THE BANK OF NEW YORK

                                By:  /s/Ian K. Stewart
                                Title:  Senior Vice President
                                  One Wall Street, 19th Floor
                                  New York, NY 10286

                                  Attention:    Nate Howard
                                  Telephone:    (212) 635-7916
                                  FAX:          (212) 635-7923


$15,000,000                     WESTDEUTSCHE LANDESBANK GIROZENTRALE

                                By:  /s/Lisa Walker
                                Title:  Vice President


                                By:  /s/Elisabeth R. Wilds
                                Title:  Associate
                                  1211 Ave of the Americas
                                  New York, NY 10036

                                  Attention:  Cheryl Y. Wilson
                                  Telephone:  (212) 852-6152
                                  FAX:        (212 302-7946


   $110,000,000
   ============